                                                                  Exhibit 21.1

                             LIST OF SUBSIDIARIES

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

                                                      JURISDICTION OF             DIRECT ("D")
COMPANY NAME AND ADDRESS (1)        D/B/A             ORGANIZATION              /INDIRECT ("I")
-----------------------------       ------            ---------------           ---------------
Anderson Interconnect, Inc.        Anderson Power     Massachusetts                   D
13 Pratts Junction Road            Products
Sterling, MA  01564-0579

Anderson Power Products B.V.                          The Netherlands                 I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Robicon Corporation                 Robicon           Pennsylvania                    D
500 Hunt Valley Drive
New Kensington, PA  15068

Robicon Canada, Ltd.                                  Canada                          I
4500, 855 - 2nd Street S. W.
Calgary, Alberta, Canada  T2P 4K7

Maxima Technologies, Inc.                             Pennsylvania                    D
1811 Rohrerstown Road
Lancaster, PA  17601

Physical Electronics, Inc.                            Delaware                        D
6509 Flying Cloud Drive
Eden Prairie, MN  55344

Physical Electronics Gmbh                             Germany                         I
Fraunhoferstrasse 4
85737 Ismaning, Germany

HVE Acquisition Corp.                                 Illinois                        I
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC Holdings, Inc.                                  Delaware                        D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HVEC, Inc.                                            California                      D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC B.V.                                            The Netherlands                 I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800 AB
Amersfoort
The Netherlands

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----------
(1) High Voltage Engineering Corporation is located at 401 Edgewater Place, Suite 680, Wakefield, MA 01880-6210. It does business under the names High Voltage Engineering Corporation. High Voltage Engineering Corporation is organized under the laws of Massachusetts.


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

COMPANY NAME AND                                                    JURISDICTION OF     DIRECT ("D")
ADDRESS                                         D/B/A               ORGANIZATION        /INDIRECT ("I")
-------------------------------------------  --------------------   ---------------     ---------------
High Voltage Engineering Europa B.V.                                The Netherlands            I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Stewart Warner Instrument Corporation        Maxima Technologies    Illinois                   I
1811 Rohrerstown Road
Lancaster, PA  17601

TTS Mexican Holding Company, Inc.                                   Illinois                   I
1811 Rohrerstown Road
Lancaster, PA  17601

Stewart Warner Instruments (Barbados), Inc.                         Barbados                   I
1811 Rohrerstown Road
Lancaster, PA  17601

Instrumentos Stewart Warner de Mexico                               Mexico                     I
S.A. de C.V.
1917 Neptuno Col.. Satelite.
Ciudad, Juarez
Chihuahua, Mexico C.P. 3254

Maxima Technologies S.L.                                            Spain                      I
c/ Progreso 32
Rubi, Barcelona
Spain

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